Exhibit 99.1

FOR IMMEDIATE RELEASE:
CONTACTS:
ArthroCare Corp.
Corinne Ervin
512-391-3907

ArthroCare Announces Agreement in Principle to Settle Securities Class Action

AUSTIN, Texas—(BUSINESS WIRE)—November 28, 2011 — ArthroCare Corp. (NASDAQ: ARTC), a leader in developing state-of-the-art, minimally invasive surgical products, announced that it has reached an agreement in principle to settle the private securities class action suits pending against the Company and two of its former officers. These suits were previously consolidated into the action titled In Re ArthroCare Corporation Securities Litigation, Case No. 1:08-cv-00574-SS (consolidated) in the U.S. District Court, Western District of Texas.

The settlement, subject to final documentation and court approval, would settle all claims arising from the purchase or sale of ArthroCare securities of a class of all purchasers of ArthroCare common stock [and call options, and sellers of put options on ArthroCare common stock] between December 11, 2007 and February 18, 2009, inclusive (the Class), except those members of the Class who opt out, for a payment of $74 million to a settlement fund to be created for the settlement.  If the settlement is approved, counsel for the plaintiff will apply for an award of attorneys’ fees and reimbursement of expenses from the settlement fund.

ABOUT ARTHROCARE

ArthroCare develops and manufactures surgical devices, instruments, and implants that strive to enhance surgical techniques as well as improve patient outcomes. Its devices improve many existing surgical procedures and enable new minimally invasive procedures. Many of ArthroCare’s devices use its internationally patented Coblation(R) technology. This technology precisely dissolves target tissue and limits damage to surrounding healthy tissue. ArthroCare also develops surgical devices utilizing other patented technology including its OPUS(R) line of fixation products as well as re-usable surgical instruments. ArthroCare is leveraging these technologies in order to offer a comprehensive line of surgical devices to capitalize on a multi-billion dollar market opportunity across several surgical specialties, including its two core product areas consisting of Sports Medicine and Ear, Nose, and Throat as well as other areas such as spine, wound care, urology and gynecology.

FORWARD-LOOKING STATEMENTS

The information provided herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on beliefs and assumptions by management and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Additional factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation: the ability to reach a final, definitive settlement agreement with the plaintiff and the class in the consolidated securities litigation, the ability to secure approval of the settlement by the court; the ability to overcome any objections or appeals regarding the settlement; the extent to which members of the class opt out of the settlement and pursue individual claims; the ability of the Company to absorb the payment of the settlement; the resolution of litigation pending against the Company; the Company’s ability to design or improve internal controls to address issues detected in its reviews of internal controls and insurance reimbursement practices or by management in its reassessment of the Company’s internal controls; the impact upon the Company’s operations of legal compliance matters or internal controls review, improvement and remediation; the ability of the Company to control expenses relating to legal compliance matters or internal controls review, improvement and remediation; the Company’s ability to remain current in its periodic reporting requirements under the Exchange Act and to file required reports with the Securities and Exchange Commission on a timely basis; the results of the investigation being conducted by the United States Department of Justice; the impact on the Company of additional civil and criminal investigations by state and federal agencies and civil suits by private third parties involving the Company’s financial reporting and its previously announced restatement and its insurance billing and healthcare fraud-and-abuse compliance practices; the ability of the Company to attract and retain qualified senior management and to prepare and implement appropriate succession planning for its Chief Executive Officer; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business; and the reactions of the marketplace to the foregoing.